Exhibit 10.12

Third Amendment to the Amended and Restated Credit Agreement dated May 29, 2003 with U.S. Bank National Association.

THIRD AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 29, 2003, by and among MONACO COACH CORPORATION, a Delaware corporation; ROYALE COACH BY MONACO, INC., an Indiana corporation; MCC ACQUISITION CORPORATION, a Delaware corporation; OUTDOOR RESORTS OF NAPLES, INC., a Florida corporation; OUTDOOR RESORTS OF LAS VEGAS, INC., a Nevada corporation; OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC., a California corporation; Lenders; GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Documentation Agents; and U.S. BANK NATIONAL ASSOCIATION as Administrative Lender.

RECITALS

Borrowers, Administrative Lender and Lenders are parties to that certain Amended and Restated Credit Agreement dated September 28, 2001 (as previously amended, the “Agreement”).  In order to increase the amount and extend the maturity date of the Revolving Loan Commitments, modify the financial covenants contained in the Agreement and change certain other provisions thereof, Borrowers, Administrative Lender and Lenders desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrowers hereby agree as follows:

1.                                      Definitions.  All capitalized terms used, and not otherwise defined, herein shall have the respective meanings attributed to them in the Agreement.

2.                                      Amendment to Section 1.1.

The following defined term is amended in its entirety to read as follows:

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for such Person’s account; (c) all Capitalized Lease Obligations and Other Lease obligations of such Person; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all Contingent Obligations of such Person in respect of any of the foregoing, other than Contingent Obligations in connection with an Approved Dealer Financing Agreement; and, with respect to Parent and its Subsidiaries collectively, (f) the amount by which any outstanding book overdrafts exceed $10,000,000.  For purposes of determining the amount of Debt in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

“Revolver Maturity Date” means the earlier of June 30, 2005 or the due date pursuant to Section 11.2.

3.                                      Section 3.3(b)(i).  Section 3.3(b)(i) is amended in its entirety to read as follows:

(i)                                     Borrowers shall, on the first Business Day of each fiscal quarter, repay the outstanding principal balance of the Term Loans by making a payment in the aggregate amount of $2,500,000;

4.                                      Section 3.3A(b)(i).  Section 3.3A(b)(i) is amended in its entirety to read as follows:

(i)                                     Borrowers shall, on the first Business Day of each fiscal quarter, repay the outstanding principal balance of the Term Loans II by making a payment in the aggregate amount of $1,833,333, provided that if on or before such day a principal payment has been made pursuant to any of items (iii), (iv) or (v) below, then the required principal payment due on such day shall be the amount resulting from dividing the then outstanding principal balance of Term Loans II by the number equal to one plus the number of full fiscal quarters remaining after such day (excluding the fiscal quarter of which such day is the first Business Day) through the Maturity Date;

5.                                      Amendment of Section 10.1.  Section 10.1 is amended in its entirety to read as follows:

As of the end of each of the second, third and fourth fiscal quarters of its 2003 fiscal year and as of the end of each fiscal quarter of its 2004 fiscal year, Parent shall maintain a Leverage Ratio not greater than 2.25:1.  As of the end of each fiscal quarter of its 2005 fiscal year and thereafter, Parent shall maintain a Leverage Ratio not greater than 1.75:1.

6.                                      Amendment of Section 10.3.  Section 10.3 is amended in its entirety to read as follows:

As of the end of each fiscal quarter of its 2003 fiscal year, Parent shall maintain a Fixed Charge Coverage Ratio not less than 1.25:1.  As of the end of each fiscal quarter of its 2004 fiscal year and thereafter, Parent shall maintain a Fixed Charge Coverage Ratio not less than 1.50:1.

7.                                      Addition of Section 10.5.  Section 10.5 is added to the Agreement to read as follows:

10.5                        INVENTORY LEVELS

Parent will not permit the total consolidated inventory of Borrowers (excluding inventory acquired pursuant to the ORA Acquisition), valued at the lower of cost (determined on a “first in, first out” basis) and market value, as of the end of any fiscal quarter to exceed (i) $224,831,000 for the second fiscal quarter of its 2003 fiscal year, (ii) $205,025,000 for the third fiscal quarter of its 2003 fiscal year, and (iii) $185,000,000 for the fourth fiscal quarter of its 2003 fiscal year.

8.                                      Addition of Section 12.7.  Section 12.7 is added to the Agreement to read as follows:

12.7                        DOCUMENTATION AGENTS

No Lender identified as a “Co-Documentation Agent” or “Documentation Agent” herein shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Each Lender acknowledges that it has not relied on and will not rely on any Lender identified as a “Documentation Agent” in deciding to enter into this Agreement or in taking or not taking any action hereunder.

9.                                      Schedule I.  Schedule I is amended in its entirety to read as Schedule I attached hereto.

10.                               Schedule II.  Schedule II is amended in its entirety to read as Schedule II attached hereto.

11.                               Amendment Fee.  Contemporaneously with the execution of this Third Amendment, Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, a fee in the amount of $235,416.67 in consideration of Lenders’ execution and delivery of this Third Amendment and the increased Total Commitments.

12.                               Administrative Lender’s Fee.  Contemporaneously with the execution of this Third Amendment, Borrowers shall pay to Administrative Lender, for Administrative Lender’s own account, the fees set forth in that certain fee letter from U.S. Bank to Borrowers’ Agent of even date herewith.

13.                               Effective Date.  This Third Amendment shall be effective as of May 29, 2003, upon the payment of the fees described in Paragraphs 11 and 12 and execution and delivery hereof.

14.                               Ratification.  Except as otherwise provided in this Third Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

15.                               One Agreement.  The Agreement, as modified by the provisions of this Third Amendment, shall be construed as one agreement.

16.                               Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

17.                               Statutory Notice.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Third Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

MONACO COACH CORPORATION		ROYALE COACH BY MONACO, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title: President		Title: Vice President

MCC ACQUISITION CORPORATION		OUTDOOR RESORTS OF NAPLES, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title: Vice President		Title: President

OUTDOOR RESORTS OF LAS VEGAS, INC.		OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title: President		Title: President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy Wass	By:	/s/ Kathy Inman Lucier
Title: Director of Underwriting		Title: Vice President

UNION BANK OF CALIFORNIA, N.A.		BANK OF AMERICA, N.A.

By:	/s/ Thmos Marks	By:	/s/ Brad DeSpain
Title: Vice President		Title: Senior Vice President

WASHINGTON MUTUAL BANK		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Elizabeth Records	By:	/s/ Caron Carlyon
Title: A.V.P., Credit Manager		Title: Managing Director

NATIONAL CITY BANK OF INDIANA

By:	/s/ Mike Callas
Title: Vice President

SCHEDULE I

1.                                      Revolving Loan Commitments:

U.S. Bank National Association  -  $19,308,146.44    (22.715466396%)

Wells Fargo Bank, National Association  -  $14,250,295.16    (16.765053131%)

Bank of America, N.A.  -  $11,666,174.72    (13.724911440%)

GE Commercial Distribution Finance Corporation  -  $11,666,174.72    (13.724911440%)

Washington Mutual Bank  -  $11,600,944.53    (13.648170030%)

Union Bank of California, N.A.  -  $10,547,225.50    (12.408500585%)

National City Bank of Indiana  -  $5,961,038.93    (7.012986977%)

2.                                      Term Loan I Commitments:

U.S. Bank National Association  -  $5,678,866.60    (22.715466396%)

Wells Fargo Bank, National Association  -   $4,191,263.28    (16.765053131%)

Bank of America, N.A.  -  3,431,227.86    (13.724911440%)

GE Commercial Distribution Finance Corporation  -  $3,431,227.86    (13.724911440%)

Washington Mutual Bank  -  $3,412,042.51    (13.648170030%)

Union Bank of California, N.A.  -  $3,102,125.15    (12.408500585%)

National City Bank of Indiana  -  $1,753,246.74    (7.012986977%)

3.                                      Term Loan II Commitments:

U.S. Bank National Association  -  $4,164,502.32    (22.715466396%)

Wells Fargo Bank, National Association  -  $3,073,593.19   (16.765053131%)

Bank of America, N.A.  -  $2,516,233.86    (13.724911440%)

GE Commercial Distribution Finance Corporation  -  $2,516,233.86    (13.724911440%)

Washington Mutual Bank  -  $2,502,164.60    (13.648170030%)

Union Bank of California, N.A.  -  $2,274,891.86    (12.408500585%)

National City Bank of Indiana  -  $1,285,714.33    (7.012986977%)

4.                                      Swing Loan Commitment:

U.S. Bank National Association  -  $10,000,000     (100%)

5.                                      Applicable Lending Office and Address for Notices for each Lender:

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Brett German
Telephone:  (541) 465-4104
Fax:  (541) 342-6712
Email:  brett.german@usbank.com

GE Commercial Distribution Finance Corporation
2625 S. Plaza Drive, Suite 201
Tempe, AZ  85282
Attn: Timothy Wass, Director of Underwriting
Telephone:  (480) 449-7124
Fax:  (480) 829-3963
Email:  timothy.wass@ge.com

Wells Fargo Bank, National Association
99 E. Broadway, 2nd Floor
Eugene, OR  97440
Attn: Kathy Lucier, Vice President
Telephone:  (541) 465-5965
Fax:  (541) 465-5764
Email:  lucierki@wellsfargo.com

Washington Mutual Bank
1201 Third Avenue, WMT 1445
Seattle, WA  98101
Attn: Bruce Kendrex, Vice President
Telephone:  (206) 377-3888
Fax:  (206) 377-3812
Email:  bruce.kendrex@wamu.net

Union Bank of California, N.A.
407 SW Broadway
Portland, OR  97205
Attn:  Tom Marks, Vice President
Telephone:  (503) 225-3693
Fax:  (503) 225-2846
Email:  thomas.marks@uboc.com

Bank of America, N.A.
121 SW Morrison, #1700
Portland, OR  97204
Attn: Brad DeSpain, Senior Vice President
Telephone:  (503) 275-1573
Fax:  (503) 275-1377
Email:  brad.w.despain@bankofamerica.com

National City Bank of Indiana

1 National City Center, Suite 200 E

Indianapolis, Indiana  46255

Attn: Mike Callas

Telephone:  (317) 267-7443

Fax:  (317) 267-7441

Email:  mike.callas@nationalcity.com

SCHEDULE II

Pricing Schedule

	Level I	Level II	Level III	Level IV	Level V
LIBOR Margin – Revolving Loans	125	150	175	200	225
Prime Margin – Revolving Loans	0	0	0	25	50
LIBOR Margin – Term Loans and Term Loans II	150	175	200	225	250
Prime Margin – Term Loans and Term Loans II	0	0	0	25	50
Fee Percentage	25	25	37.5	50	50

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level I” applies on any day if, on such day, the applicable Leverage Ratio is less than 1.00:1.

“Level II” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.00:1 and less than 1.25:1.

“Level III” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.25:1 and less than 1.50:1.

“Level IV” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.50:1 and less than 2.00:1.

“Level V” applies on any day if, on such day, the applicable Leverage Ratio is 2.00:1 or greater.

For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrowers’ Agent pursuant to Section 8.3 of the Agreement; provided, however, that the Leverage Ratio shall not be computed on the financial information most recently reported by Borrowers’ Agent until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 8.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender’s objections are resolved to Administrative Lender’s reasonable satisfaction.